Exhibit 5.2
February 15, 2007
Oncolytics Biotech Inc.
210, 1167 Kensington Crescent N.W.
Calgary, AB T2N 1X7
United States Securities and Exchange Commission
Ladies and Gentlemen:

Re:	Amendment No. 1 to Registration Statement on Form F-10
We hereby consent to the reference to us in the Amendment No. 1 to the registration statement on Form F-10 (the “Registration Statement”) and the related final short form base shelf prospectus (the “Prospectus”) of Oncolytics Biotech Inc. relating to the qualification of up to Cdn$12,000,000 of common shares, as filed with the Commission on February 15, 2007. We also consent to the use of our firm name on the cover page of the Prospectus and under the headings “Enforceability of Civil Liabilities” and “Legal Matters”. We also consent to the reference to our statements under the headings “Enforceability of Civil Liabilities” and “Legal Matters”, all as contained in the Prospectus included in the Registration Statement.
In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.
Yours truly,
/s/ Bennett Jones LLP

BENNETT JONES LLP